                           LOAN MODIFICATION AGREEMENT



The parties to this loan modification agreement ("AGREEMENT") dated and effective as of October 1, 1997 (the "MODIFICATION DATE") are FIRST SEISMIC C0RP0RATI0N, a Delaware corporation (the "COMPANY"), and C. H. Fitzpatrick, an individual (the "SENIOR NOTE HOLDER"). For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

        1. BACKGROUND. The Senior Note Holder owns a 12% Senior Note due December 31, 1996 made by the Company payable to the order of the Senior Note Holder in the original principal face amount of $100,000.00, which promissory note is, as it may have been renewed, extended, amended, or supplemented by one or more documents, if any, dated before the Modification Date, herein called the "NOTE"; and the Note as modified by this Agreement is herein called the "MODIFIED NOTE." The Note was purchased by the Senior Note Holder pursuant to the terms of a Note Purchase Agreement dated as of July 12, 1991 (the "NOTE PURCHASE AGREEMENT"). The security for payment of the Note includes (without limitation): a pro rata share in certain assets of the Company pledged pursuant to that certain Security Agreement dated as of October 1, 1997, executed by the Company as grantor (herein sometimes called "GRANTOR") in favor of Robert W. Scharar, as agent for the Senior Secured Note Holders (defined below), which Security Agreement is, as it may have been renewed, extended, amended, or supplemented by one or more documents, if any, dated before the Modification Date, herein called the "COLLATERAL DOCUMENT", reference being here made to the Collateral Document and the recording thereof for all purposes. The Collateral Document pledges certain personal property and revenue streams from general intangible property of the Company (the "PROPERTY") therein described as security for each holder of a 12% Senior Note due December 31, 1996, issued by the Company (collectively, the "SENIOR SECURED NOTE HOLDERS") on a pro rata basis.

In September 1992, the Company entered into an arrangement that modified the
Note in a manner mutually acceptable to the Company and the Senior Note Holder and the notes of the other Senior Secured Note Holders (the "1992 MODIFICATION"). Pursuant to the 1992 Modification, the Company issued a total of 42,992 shares of common stock to the Senior Secured Note Holders on a pro rata basis. Additionally, the Company executed the Collateral Document for purposes of pledging the Property for the benefit of the Senior Secured Note Holders.

The Company has not paid any interest accruing on the Note since September 30, 1993. Interest accrued at a per annum rate of 12% from the date the Note was issued and such accrued interest has been paid by the Company through September 30, 1993.

The Note, the Note Purchase Agreement, the Collateral Document, this Agreement, and any other document now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by the Note, as such documents may have been or may be herein or hereafter renewed, extended, amended or supplemented, are herein together called the "LOAN DOCUMENTS". The Senior Note Holder is entitled to the benefits of the Loan Documents.

        2. MODIFICATION: PRINCIPAL BALANCE OF THE NOTE. The Company and the Senior Note Holder agree to extend the stated final maturity date of the Note and to make certain other changes, as specified below in this Agreement. The unpaid outstanding principal balance of the Note as of the Modification Date is $58,078.54.

The Modified Note remains the obligation of the Company as borrower thereunder. All provisions of the Note and the other Loan Documents remain in full force and effect as therein written, except as expressly modified by this Agreement. To the extent of any conflict between the Note (or any earlier modification of it) and this Agreement, this Agreement shall control.

        3. WAIVER AND SUSPENSION OF INTEREST. On and after the Modification Date the unpaid principal balance of the Modified Note from day to day outstanding shall bear no interest. The Senior Note Holder hereby waives any and all demand and claim for any interest accrued and unpaid with respect to the Note prior to the Modification Date. As of the Modification Date, the Company shall no longer be liable for any interest on either the Note or the Modified Note.

        4. PAYMENT SCHEDULE AND MATURITY DATE. The maturity date of the Modified Note is hereby extended to September 30, 1999. The Company promises to satisfy its obligations under the Modified Note on or before September 30, 1999 through one of the following four options, which option shall be exercised in the sole discretion of the Company:

                A. The Company may issue common stock in exchange for the then outstanding principal balance of the Modified Note valued at the average ask price of such common stock in an amount equal to such principal balance. The average ask price shall be established by taking the average of the public market trading price (if any) for such stock for a period of five (5) business days prior to the proposed exchange; or

                B. The Company may issue common stock in exchange for the then outstanding principal balance of the Modified Note valued at a stock price per share that is derived from a significant private placement of equity of the Company in an amount equal to such principal balance. The exchange hereunder shall be accomplished within forty-five (45) days of such significant private placement; or

                C. The Company may issue common stock in exchange for the then outstanding principal balance of the Modified Note valued at two times the actual net book value of the Company's equity per share, as such equity per share is determined



LOAN MODIFICATION AGREEMENT
PAGE 2
        in the most recent quarterly financial statements of the Company immediately prior to such exchange; or

                D. The Company may (i) pay the then outstanding principal balance of the Modified Note in cash in an amount equal to the full outstanding principal balance thereof or (ii) satisfy the Modified Note by a payment in cash in an amount equal to a portion of the then outstanding principal balance thereof together with the issuance of the Company's common stock (valued as set forth in either of A, B, or C above as determined by the Company) in an amount equal to the remaining portion of such principal balance after the application of the cash payment described in this Section D.

        5. CERTAIN REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Senior Note Holder that (a) it has full power and authority to execute and deliver this Agreement and to incur and to perform the obligations provided for herein; (b) the execution, delivery and performance of this Agreement by the Company do not contravene, breach, or constitute a default under any charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority the Company, or any law, order, decree, rule or regulation, to which the Company or the Property is subject; (c) the execution, delivery and performance of this Agreement have been duly authorized by all proper and necessary action of the directors of the Company and the Company is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is in compliance with all conditions prerequisite to its lawfully doing business in Texas, and is in good standing, under Texas law; (e) this Agreement and the other Loan Documents to which the Company is a party constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

Grantor hereby represents and warrants to the Senior Note Holder that Grantor is the sole owner of the Property.

The Senior Note Holder hereby represents and warrants to the Company that it is the sole owner of the Modified Note and that there is no adverse claim against the Modified Note nor is there any person who could claim to be a bona fide purchaser of the Modified Note, other than the Senior Note Holder.

        6. LIENS. By this Agreement, all liens, security interests, assignments, superior titles, rights, remedies, powers, equities and priorities securing the Note (collectively, the "LIENS"), under the Collateral Document, are hereby ratified and confirmed as valid, subsisting and continuing to secure the Modified Note. Nothing in this Agreement shall in any manner diminish, impair or extinguish any of the Liens or the Loan Documents or the principal balance of the debt evidenced by the Note or be construed as a novation in any respect. The Liens are not waived.



LOAN MODIFICATION AGREEMENT
PAGE 3

        7. EXPENSES. The Company and the Senior Note Holder hereby agree that each party hereunder shall bear its own costs and expenses in connection with this Agreement or any of the transactions contemplated hereby.

        8. USE OF ASSETS. The Company's personal property that does not constitute Property under the Collateral Document shall remain available to the Company, free from Liens. The Senior Note Holder represents and warrants to the Company that it neither holds nor claims an interest in such personal property. The Company may use, packages, sell or dispose of such property in any manner the Company shall choose, in its sole discretion, to generate cash flow to satisfy the working capital needs of the Company. The Senior Note Holder acknowledges that the Company shall continue to use its database resources (other than the resources specifically pledged for the benefit of the Senior Secured Note Holders as described in Section 11(b) and the Collateral Document) and revenues and proceeded generated thereby in connection with licensing, brokering and the generation of and participation in prospects for hydrocarbon exploration in the domestic United States of America, including without limitation, offshore exploration.

        9. DEFAULT UNDER LOAN DOCUMENTS. It shall be a default under each of the Loan Documents, subject to the applicable grace period (if any) under the Loan Documents, entitling the Senior Note Holder to exercise any and all rights and remedies provided therein or at law or in equity, including but not limited to the right to declare the entire unpaid balance of principal of its Modified Note to be immediately due and payable (and upon such declaration the same shall be immediately due and payable), if the Company fails to make any payment, or to perform any covenant or agreement, in this Agreement.

        10. FURTHER ASSURANCES. The Company and the Senior Note Holder agree to execute and deliver to the applicable party, promptly upon request, such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein.

        11.     ADDITIONAL PROVISIONS.

        (a) QUALIFICATION OF COMPANY STOCK. The Company hereby agrees to use its commercial best efforts to qualify the Company's common stock for trading on an exchange that is subject to the jurisdiction of the Securities and Exchange Commission of the United States of America.

        (b) CONTINUED ESCROW ARRANGEMENT. The Company shall cause that cash revenues received from Seitel Incorporated and CGG America Services, Inc. will continue to be deposited in the escrow account number 230-96621 (the "Escrow Account") established by the Company with Merrill Lynch & Co, Inc. Amounts on deposit in the Escrow Account at the end of each calendar quarter, the first such calendar quarter to end on December 31, 1997, the Senior Note Holder's pro rata portion of such amounts shall be distributed to the Senior Note Holder at the address set forth on the signature page of the Senior Note Holder. The Senior Note Holder's pro rata portion thereof



LOAN MODIFICATION AGREEMENT
PAGE 4
shall be determined by the then outstanding principal balance of the Modified Note as a percentage of the total aggregate outstanding principal balance of all the Senior Notes held by the Senior Secured Note Holders. As of the Modification Date, the account balance in the escrow account equals $50,439, which amount shall be included in the first distribution to all Senior Secured Note Holders, on a pro rata basis, to be made after the Modification Date.

        (c) APPOINTMENT OF AGENT. The Senior Note Holder, by his, her or its execution of this Agreement, hereby ratifies the appointment of Mr. Robert Scharar, or any successor, as his, her or its agent under the Note Purchase Agreement, and for purposes of this Agreement hereby appoints Mr. Robert Scharar, or any successor, as agent hereunder. The Senior Note Holder hereby authorizes Mr. Robert Scharar, or any successor, on his, her or its behalf to execute such documents, certificates or other instruments, and to perform such obligations and other services, as are required to evidence and complete the transaction contemplated by the Agreement and the Loan Documents. The Senior Note Holder further ratifies all actions taken by Mr. Robert Scharar in his capacity as agent for the Senior Secured Note Holders prior to the Modification Date.

        (d) INDEMNIFICATION OF AGENT. THE SENIOR NOTE HOLDER AND EACH HOLDER OF THE MODIFIED NOTE SUBSEQUENT TO THE MODIFICATION DATE WILL REIMBURSE AND INDEMNIFY ROBERT SCHARAR OR SUCCESSOR, AS AGENT, IN PROPORTION TO ITS PRO
RATA PORTION OF ALL THE OUTSTANDING SECURED NOTES HELD BY SENIOR SECURED NOTE HOLDERS, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ROBERT SCHARAR OR SUCCESSOR, AS AGENT, IN PERFORMING HIS DUTIES UNDER THE NOTE PURCHASE AGREEMENT AND HEREUNDER, IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE NOTE PURCHASE AGREEMENT AND BY REASON OF THE ORDINARY NEGLIGENCE OF ROBERT SCHARAR OR SUCCESSOR, AS AGENT; PROVIDED THAT THE SENIOR NOTE HOLDER AND EACH SUBSEQUENT HOLDER OF THE MODIFIED NOTE SHALL NOT BE LIABLE TO ROBERT SCHARAR OR SUCCESSOR, AS AGENT, FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM HIS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

        (e) NOTICES. Unless specifically provided otherwise, any notice for purposes of this Agreement or any other Loan Document shall be given in writing or by telex or by facsimile (fax) transmission and shall be addressed or delivered to the respective addresses set forth at the end of this Agreement, or to such other address as may have been previously designated by the intended recipient by notice given in accordance with this paragraph. If sent by prepaid, registered or certified mail (return receipt requested), the notice shall be deemed effective when the receipt is signed or when the attempted initial delivery is refused or cannot be made because of a change of address of which the sending party has not been notified; and if transmitted by facsimile or personal delivery,



LOAN MODIFICATION AGREEMENT
PAGE 5
the notice shall be effective when received. This paragraph shall be construed any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

        12. MISCELLANEOUS. This Agreement binds and benefits the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns As used herein, the masculine gender includes each other gender and the singular number includes the plural, and vice versa, unless the context otherwise requires, and the term "PERSON" and words importing persons shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons. Headings and titles used in this Agreement are only for convenience and shall be disregarded in construing it. The words "HEREIN", "HEREOF", "HEREUNDER" and similar terms used herein refer to this Agreement and not to any particular section or other subdivision. The date or dates of the acknowledgments indicate the date(s) of execution of this Agreement but execution is as of the Modification Date, and for purposes of identification and reference the date of this Agreement is the Modification Date. This Agreement may be executed in several identical counterparts all of which shall constitute one and the same instrument. THIS AGREEMENT AND THE
OTHER LOAN DOCUMENTS, AS MODIFIED HEREBY, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE UNITED STATES FEDERAL LAW. A determination that any provision of any Loan Document is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of any Loan Document to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Agreement may not be amended, modified or supplemented without the written consent of both the Company and the Senior Note Holder. All amendments, modifications or supplements to this Agreement or any other Loan Document shall be in writing.

        13. CONTROLLING AGREEMENT. The parties intend to comply with applicable usury laws. All existing and future agreements regarding the debt evidenced by the Modified Note are hereby limited and controlled by the provisions of this paragraph. In no event (including but not limited to prepayment, default, demand for payment, or acceleration) shall the interest taken, reserved, contracted for, charged or received under the Modified Note or otherwise exceed the highest lawful rate.

        14. NOTICE OF FINAL AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties with respect to modifications of documents provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter.



LOAN MODIFICATION AGREEMENT
PAGE 6

THIS AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.




LOAN MODIFICATION AGREEMENT
PAGE 7